Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of W. R. Berkley Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William R. Berkley, Chairman of the Board and Chief Executive Officer of the Company, and Eugene G. Ballard, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William R. Berkley William R. Berkley
Chairman of the Board and Chief Executive Officer

/s/ Eugene G. Ballard Eugene G. Ballard
Senior Vice President — Chief Financial Officer and Treasurer

August 8, 2008
A signed original of this written statement required by Section 906 has been provided to W. R. Berkley Corporation (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.